77 Q1: Exhibit (other)

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 74U AND 74V.

FOR PERIOD ENDING 4/30/2008

FILE NUMBER 811-8194

SERIES NO.: 7

72DD.

1. Total income dividends for which record date passed during the period

              Advisor Class

  0

2.  Dividends for a second class of open-end company shares

              Institutional Class

  0

              Retirement

  0

74U.

1.   Number of shares outstanding (000's Omitted)

               Advisor Class

88

2.  Net asset value per share of a second class of open-end company shares (to nearest cent)

Institutional Class

  2

Retirement

  0

74V.

1.   Net asset value per share (to nearest cent)

              Advisor Class

$9.47

2.   Net asset value per share of a second class of open-end company shares (to nearest cent)

              Institutional Class

$9.47

              Retirement

$9.46